                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material under Rule 14a-12

                                  Solutia Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 [COMPANY NAME]
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

        This proxy material is sent to you for your information as the holder of Solutia stock options. You are not entitled, however, to vote any optioned shares. If you were a record holder on February 26, 2001, as the result of your having partially exercised your options, you will receive a proxy card for those shares.

[SOLUTIA LOGO]
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, MO 63166-6760

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:                          Wednesday, April 25, 2001

TIME:                          1:45 p.m., Central Daylight Time

PLACE:                         St. Louis Marriott West Hotel
                               660 Maryville Centre Drive
                               St. Louis, Missouri 63141

MATTERS TO BE VOTED ON:        - Election of four directors

                               - Ratification of the appointment of Deloitte &
                                 Touche LLP as principal independent auditors for the year 2001

                               - Any other matters if properly raised

Only stockholders of record at the close of business on February 26, 2001, may vote at the meeting. Your vote is important. Whether you plan to attend the annual meeting or not, PLEASE CAST YOUR VOTE BY PHONE OR ON THE INTERNET, OR COMPLETE, DATE, AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

If you wish to attend the annual meeting, you will need to present your admission ticket at the door. Your admission ticket and directions to the annual meeting are printed on the back cover of this proxy statement.

                                           /s/ KARL R. BARNICKOL
                                           Karl R. Barnickol
                                           Secretary

March 15, 2001

                               TABLE OF CONTENTS

                                                              PAGE NO.
                                                              --------
Information About the Annual Meeting........................      1
Election of Directors (Proxy Item No. 1)....................      4
  Structure of the Board....................................      4
  Nominees For a Three-Year Term That Will Expire in 2004...      5
  Directors Whose Terms Will Expire in 2002.................      6
  Directors Whose Terms Will Expire in 2003.................      7
  Board Meetings and Committees.............................      7
  Compensation of Directors.................................      9
Ownership of Solutia Common Stock...........................     10
  Ownership by Directors and Executive Officers.............     10
  Ownership by Others.......................................     11
Compensation of Executive Officers and Other Information....     12
  Report of the Executive Compensation and Development
     Committee..............................................     12
  Summary Compensation Table................................     15
  Option Grants in 2000.....................................     16
  Aggregated Option Exercises in 2000 and Year-End Option
     Values.................................................     17
  Long-Term Incentive Plan -- Awards in Last Fiscal Year....     17
  Pension Plans.............................................     18
  Agreements with Named Executive Officers..................     18
  Stock Price Performance Graph.............................     20
  Relationships and Transactions............................     21
Ratification of Appointment of Independent Auditors
  (Proxy Item No. 2)........................................     21
  Report of the Audit and Finance Committee.................     21
  Audit Fees................................................     22
  Request for Ratification..................................     22
Information About Stockholder Proposals.....................     23
Appendix A -- Audit and Finance Committee Charter...........    A-1

PROXY STATEMENT FOR THE SOLUTIA INC.
2001 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING

WHY AM I RECEIVING THESE PROXY MATERIALS?

Solutia's Board of Directors is soliciting proxies to be voted at the 2001 Annual Meeting of Stockholders. This proxy statement includes information about the issues to be voted on at the meeting.

On March 15, 2001, we began mailing these proxy materials to all stockholders of record at the close of business on February 26, 2001, the record date for the 2001 Annual Meeting. On the record date, there were 103,419,837 shares of Solutia common stock outstanding. Each share is entitled to one vote on each matter properly brought before the annual meeting.

As required by Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the St. Louis Marriott West Hotel on April 25, 2001, and for 10 days prior to the meeting, during ordinary business hours, at Solutia's world headquarters, 575 Maryville Centre Drive, St. Louis, Missouri 63141.

HOW MANY VOTES DO I HAVE?

You may vote all shares of Solutia common stock that you owned at the close of business on February 26, 2001, the record date. These shares include:

     - Shares held directly in your name as the "stockholder of record";

     - Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name"; and

     - Shares credited to your account in the Solutia Inc. Savings and Investment Plan or the Monsanto Savings and Investment Plan.

IF I AM A STOCKHOLDER OF RECORD, HOW CAN I VOTE MY SHARES?

You can vote by proxy or in person.

HOW DO I VOTE BY PROXY?

If you are a stockholder of record, you may vote your proxy by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate stockholders by using individual control numbers. Voting by telephone or Internet will help Solutia reduce costs.

     - Voting Your Proxy by Telephone

       In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week up through the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

     - Voting Your Proxy By Internet

       You can also choose to vote over the Internet. The web site address for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week up through the day before the meeting. If you vote over the Internet, you do not need to return your proxy card. Please note that if you vote over the Internet, you may incur costs such as telecommunication and Internet connection charges.

     - Voting Your Proxy By Mail

       If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it to EquiServe in the postage-paid envelope provided.

If you vote by proxy using any of these three methods, the persons named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and whether your shares should be voted for or against the ratification of the appointment of the principal independent auditors for 2001. If you vote by telephone or Internet and choose to vote with the recommendation of Solutia's Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted:

     - "FOR" the election of all four nominees for director; and

     - "FOR" ratification of the appointment of the principal independent auditors for 2001.

If any other matter is presented, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it in any one of three ways:

     - Submit a valid, later-dated proxy;

     - Notify Solutia's Secretary in writing before the annual meeting that you have revoked your proxy; or

     - Vote in person at the annual meeting.

HOW DO I VOTE IN PERSON?

If you are a stockholder of record, you may cast your vote in person at the annual meeting. Please bring your admission ticket, which can be found on the back cover of this proxy statement.

IF I HOLD SHARES IN STREET NAME, HOW CAN I VOTE MY SHARES?

You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction card included in these materials by your broker or nominee.

HOW DO I VOTE MY SHARES HELD IN SOLUTIA'S DIVIDEND REINVESTMENT PLAN?

If you are a participant in the Dividend Reinvestment Plan for stockholders of Solutia that is administered by EquiServe, your proxy will also serve as an instruction to vote the shares held under this plan in the manner indicated on the proxy. If your proxy is not received, your shares held in the Dividend Reinvestment Plan will not be voted.

HOW DO I VOTE MY SOLUTIA COMMON STOCK HELD IN SIP?

If you are both a registered stockholder of Solutia and a participant in either the Solutia Inc. Savings and Investment Plan or the Monsanto Savings and Investment Plan, you will receive a single proxy card that covers shares of Solutia common stock credited to your plan account as well as shares of record registered in exactly the same name.

Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan in which you are a participant. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through one of these plans and you do not return your proxy by Friday, April 20, 2001, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of Solutia common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee's duties.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Four Directors               The nominees who receive the most votes for the available
(Proxy Item No. 1)                       positions will be elected. If you do not vote for a
                                         particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Ratification of Appointment of           The affirmative vote of a majority of the shares present in
Independent Auditors (Proxy Item No. 2)  person or by proxy at the annual meeting is required to ratify the appointment of the principal independent auditors for 2001. If you "abstain" from voting, it has the same
                                         effect as if you voted "against" this proposal.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in "street name" on particular proposals, the shares not voted ("broker non-votes") will have the same effect as a vote against these proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the New York Stock Exchange and the beneficial owner has not instructed the broker how to vote on these proposals.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

Solutia is paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. Solutia has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $12,500 plus reimbursement of out-of-pocket expenses. A few officers and employees of Solutia may also participate in the solicitation, without additional compensation.

HOW CAN I GAIN ADMITTANCE TO THE ANNUAL MEETING?

If you plan to attend the annual meeting, you will need to bring your admission ticket. Stockholders who do not have admission tickets will be admitted upon verification of ownership at the door. You will find an admission ticket and directions to the St. Louis Marriott West Hotel on the back cover of this proxy statement.

ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

STRUCTURE OF THE BOARD

Our Restated Certificate of Incorporation and by-laws provide for a Board of Directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year's annual meeting. Vacancies on the board may be filled by persons elected by a majority of the remaining directors, or, at the direction of the remaining directors, by Solutia's stockholders. A director elected by the board to fill a vacancy, or a new directorship created by an increase in the size of the board, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred. During 2000, the Board of Directors increased the size of the board from ten to eleven members and elected Ms. Sally G. Narodick to fill the newly created directorship in the class of 2002. Effective at the end of December 2000, Mr. Robert G. Potter retired as a director, and the board decreased its size to ten members. We will greatly miss Mr. Potter's devoted service to Solutia.

Solutia's Board of Directors has nominated four individuals, all of whom are currently directors of Solutia, for election as directors at the 2001 Annual
Meeting: Mr. John C. Hunter III, Mr. Michael E. Miller, Mr. William D. Ruckelshaus, and Dr. John B. Slaughter. All but Mr. Miller were previously elected by Solutia's shareholders. Mr. Miller was elected by Solutia's Board of Directors. Directors nominated for election would hold office until the Annual Meeting in 2004, or until their respective successors are elected and qualified, or until their earlier death, resignation or removal. However, in accordance with Solutia's mandatory retirement policy for directors who are not employees of Solutia, Mr. Ruckelshaus will resign as a director effective as of the date of the 2003 Annual Meeting of Stockholders. We also anticipate that Mr. Miller will resign from the board before April 2004 in accordance with Solutia's policy that employee directors retire from the board coincident with, or soon after, their retirement as employees.

The board is not aware that any nominee named in this proxy statement will be unwilling or unable to stand for election as a director. If that happens, however, your proxy authorizes us to vote for a replacement nominee if the board names one. As an alternative, the board may reduce the number of directors to be elected at the meeting.

NOMINEES FOR A THREE-YEAR TERM THAT WILL EXPIRE IN 2004


JOHN C. HUNTER III          PRINCIPAL OCCUPATION: CHAIRMAN, PRESIDENT, AND CHIEF
                            EXECUTIVE OFFICER, SOLUTIA INC.
[JOHN C. HUNTER III         FIRST BECAME DIRECTOR: 1997
PHOTO]                      AGE: 54
                            Mr. Hunter has been Chairman and Chief Executive Officer of
                            Solutia Inc. since 1999 and President since 1997. He was
                            Chief Operating Officer from 1997 to 1999. From 1995 to
                            1997, he was President of the Fibers Business Unit of
                            Monsanto Company. Mr. Hunter is a Director of Penford
                            Corporation. He is also on the Board of Directors of
                            Missouri Baptist Hospital.

MICHAEL E. MILLER           PRINCIPAL OCCUPATION: VICE CHAIRMAN, SOLUTIA INC.
                            FIRST BECAME DIRECTOR: 1999
[MICHAEL E. MILLER          AGE: 59
PHOTO]                      Mr. Miller has been Vice Chairman of Solutia Inc. since
                            1998. He served as Chief Operating Officer from 1999 to
                            2001. From 1997 to 1998, he was a Senior Vice President. He
                            was an Advisory Director from 1997 to 1999. From 1995 to
                            1997, Mr. Miller was President of the Specialty Products
                            Business Unit of Monsanto Company. Mr. Miller is a Director
                            of Watlow Electric Manufacturing Company and Alpha
                            Technologies. He is also a Trustee of Fontbonne College.

WILLIAM D. RUCKELSHAUS      PRINCIPAL OCCUPATION: STRATEGIC PARTNER, MADRONA VENTURE
                            FUND
[WILLIAM D. RUCKELSHAUS     FIRST BECAME DIRECTOR: 1997
PHOTO]                      AGE: 68
                            Mr. Ruckelshaus has been Strategic Partner, Madrona Venture
                            Fund since 1999. He has also been a Principal of Madrona
                            Investment Group L.L.C. since 1996. From 1988 to 1997, Mr.
                            Ruckelshaus was Chairman of Browning-Ferris Industries, Inc.
                            and Chief Executive Officer from 1988 to 1995. He was Of
                            Counsel to Perkins Coie from 1985 to 1988. He served as
                            Administrator of the Environmental Protection Agency from
                            1983 to 1985. Mr. Ruckelshaus is a Director of Coinstar,
                            Inc., Cummins Engine Co., Inc., Nordstrom, Inc., Pharmacia
                            Corporation, and Weyerhaeuser Company.

JOHN B. SLAUGHTER           PRINCIPAL OCCUPATION: PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                            NACME, INC.
[JOHN B. SLAUGHTER          FIRST BECAME DIRECTOR: 1997
PHOTO]                      AGE: 66
                            Dr. Slaughter has been the President and Chief Executive
                            Officer of The National Action Council for Minorities in
                            Engineering, Inc. (NACME), a non-profit corporation, since
                            2000. From 1999 to 2000, he was the Irving R. Melbo
                            Professor of Leadership in Education at the University of
                            Southern California and President Emeritus of Occidental
                            College, where he served as President from 1988 to 1999. He was the Director of the National Science Foundation from
                            1980 to 1982. Dr. Slaughter is a Director of International
                            Business Machines Corporation and Northrop Grumman Corp. He
                            is a Fellow of the American Academy of Arts and Sciences,
                            the American Association for the Advancement of Science, and
                            the Institute of Electrical and Electronic Engineers. He is
                            also a member of the National Academy of Engineering.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002


PAUL H. HATFIELD            PRINCIPAL OCCUPATION: PRINCIPAL, HATFIELD CAPITAL GROUP
                            FIRST BECAME DIRECTOR: 1997
[PAUL H. HATFIELD PHOTO]    AGE: 65
                            Mr. Hatfield has been a Principal of Hatfield Capital Group since 1997. He was Chairman of the Board, President, and
                            Chief Executive Officer of Petrolite Corporation from 1995 to 1997. Mr. Hatfield is a Director of Penford Corporation
                            and Maritz, Inc.

J. PATRICK MULCAHY          PRINCIPAL OCCUPATION: CHIEF EXECUTIVE OFFICER, ENERGIZER
                            HOLDINGS, INC.
[J. PATRICK MULCAHY         FIRST BECAME DIRECTOR: 1999
PHOTO]                      AGE: 57
                            Mr. Mulcahy has been Chief Executive Officer, Energizer
                            Holdings, Inc. since 2000. He was Chairman and Chief
                            Executive Officer of Eveready Battery Company Inc., a
                            subsidiary of Ralston Purina Company, from 1987 to 2000, and a corporate officer of Ralston Purina Company from 1984 to
                            2000. He served as Co-Chief Executive Officer and
                            Co-President of Ralston Purina Company from 1997 to 1999.
                            Mr. Mulcahy is a Director of Energizer Holdings, Inc.

SALLY G. NARODICK           PRINCIPAL OCCUPATION: EDUCATIONAL TECHNOLOGY AND E-LEARNING
                            CONSULTANT
[SALLY G. NARODICK          FIRST BECAME DIRECTOR: 2000
PHOTO]                      AGE: 55
                            Ms. Narodick is an educational technology and e-learning
                            consultant. She was Chief Executive Officer of Apex
                            Learning, Inc., an Internet educational software company,
                            from its founding in 1998 until her retirement in 2000.
                            Previously, she served as an education technology
                            consultant, both independently and for the Consumer Division of IBM from 1996 to 1998. Ms. Narodick was Chair and Chief
                            Executive Officer of Edmark Corporation from 1989 to 1996.
                            She is a Director of Penford Corporation, Puget Sound
                            Energy, Inc., and click2learn.com, inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003


ROBERT T. BLAKELY           PRINCIPAL OCCUPATION: EXECUTIVE VICE PRESIDENT AND CHIEF
                            FINANCIAL OFFICER, LYONDELL CHEMICAL COMPANY
[ROBERT T. BLAKELY          FIRST BECAME DIRECTOR: 1997
PHOTO]                      AGE: 59
                            Mr. Blakely has been Executive Vice President and Chief
                            Financial Officer of Lyondell Chemical Company since 1999.
                            He was an Executive Vice President and Chief Financial
                            Officer of Tenneco Inc. from 1981 to 1999. He is a Director of Vlasic Foods International Inc. He also serves as a
                            Trustee of Cornell University.

ROBERT H. JENKINS           PRINCIPAL OCCUPATION: RETIRED CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER, SUNDSTRAND CORPORATION
[ROBERT H. JENKINS          FIRST BECAME DIRECTOR: 1997
PHOTO]                      AGE: 58
                            Mr. Jenkins was Chairman of the Board and Chief Executive
                            Officer of Sundstrand Corporation from 1997 to 1999. He was
                            President and Chief Executive Officer of Sundstrand
                            Corporation from 1995 to 1997. Mr. Jenkins is a Director of
                            AK Steel Holdings Corporation, CLARCOR Inc., Pella
                            Corporation, Sentry Insurance, and Visteon Corporation.

FRANK A. METZ, JR.          PRINCIPAL OCCUPATION: RETIRED SENIOR VICE PRESIDENT, FINANCE
                            AND PLANNING, AND CHIEF FINANCIAL OFFICER, INTERNATIONAL
[FRANK A. METZ, JR.         BUSINESS MACHINES CORPORATION
PHOTO]                      FIRST BECAME DIRECTOR: 1997
                            AGE: 67
                            Mr. Metz was Senior Vice President, Finance and Planning,
                            and Chief Financial Officer of International Business
                            Machines Corporation from 1986 to 1993 and a Director from
                            1991 to 1993. Mr. Metz is a Director of Allegheny Energy,
                            Inc.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors met six times in 2000. In addition, directors attended meetings of board committees. A description of each committee and its current membership follows.

Audit and Finance Committee

Members: Mr. Metz, Chairman; Messrs. Blakely and Mulcahy, and Dr. Slaughter

The Audit and Finance Committee, composed of non-employee directors, met seven times in 2000. Solutia's Board of Directors has concluded that each of these members is independent and financially literate within the meaning of the New York Stock Exchange rules regarding audit committees. The committee reviews and monitors Solutia's internal controls, financial reports, and accounting practices as well as the scope and extent of the audits performed by both the independent and internal auditors. The committee also recommends to the full board the selection of Solutia's principal independent auditors, and it approves in advance all significant audit and non-audit services provided by these auditors. The internal and principal independent auditors meet with this committee, with and without management representatives present, to discuss the results of their examination, the adequacy of Solutia's internal accounting controls, and the quality of Solutia's financial reporting.

The Audit and Finance Committee also reviews and monitors Solutia's financial policies, including planning and capital structure, so that they conform to Solutia's requirements for growth and sound operation.

The Board has adopted a written charter setting out the functions the committee is to perform. You can find a copy of the Audit and Finance Committee Charter in Appendix A to this proxy statement.

Executive Compensation and Development Committee

Members: Mr. Hatfield, Chairman; Messrs. Jenkins and Metz

The Executive Compensation and Development Committee, composed of non-employee directors, met five times in 2000. The committee recommends to the board the establishment and modification of Solutia's management incentive plans. The committee makes grants and awards under these plans to Solutia's senior management (including its executive officers) and administers and interprets these plans. The committee has delegated authority to a compensation committee composed of senior managers to make grants and awards under the incentive plans to employees other than senior management. The Executive Compensation and Development Committee also has authority to approve the establishment, modification, and termination of other executive compensation programs and agreements. In addition, the committee reviews plans for executive succession and determines the salaries of Solutia's senior management (including its executive officers).

Governance Committee

Members: Mr. Ruckelshaus, Chairman; Ms. Narodick, Mr. Jenkins, and Dr. Slaughter

The Governance Committee, composed of non-employee directors, met five times in 2000. The committee serves as a nominating committee to consider candidates for the board. As such, it approved the slate of director nominees in this proxy statement for submission to the board. The committee develops internal criteria for the selection of directors. In performing these responsibilities, the committee consults with the Chairman of the Board. The committee will consider candidates for election as director whose nomination is recommended by stockholders. Any stockholder wishing to make such a recommendation should submit the nominee's name, together with the nominee's qualifications and consent to being considered as a nominee, in writing by year-end to Solutia's Secretary.

Each year the Governance Committee evaluates the performance of the board to ensure that the directors are fulfilling their responsibilities in a manner that effectively serves the interests of Solutia's stockholders. As part of this annual evaluation, the committee also reconsiders the principles and procedures that it has developed for the board. The Governance Committee also regularly reviews and monitors Solutia's performance as it affects employees, communities, and the environment.

COMPENSATION OF DIRECTORS

Directors who are Solutia employees do not receive payment for their services as directors.

The following table displays all components of compensation for non-employee directors:

----------------------------------------------------------------------------
        FORM OF COMPENSATION                   AMOUNT OF COMPENSATION
----------------------------------------------------------------------------
  Annual Board Retainer*                              $50,000
----------------------------------------------------------------------------
  Annual Retainer for Committee                        $5,000
     Chairman
----------------------------------------------------------------------------
  Committee Attendance Fee                             $1,000
     (each meeting)
----------------------------------------------------------------------------
  Initial Option Grant                   option on 8,000 shares of company
     (upon first election to Board)                 common stock
----------------------------------------------------------------------------
  Annual Option Grant**                  option on 2,000 shares of company
                                                    common stock
----------------------------------------------------------------------------

      * At least half of the annual retainer is credited to the director's deferred stock account in quarterly installments and is paid out in Solutia common stock following the termination of the director's service on the board. Each non-employee director may elect to receive the other half of the annual retainer in cash or to defer all or a part into the deferred stock account, an interest-bearing cash account, or both.

     ** The annual option grant is normally made on the date of the annual meeting of stockholders to newly elected directors and those directors who are continuing in office. The annual option grant for a director's first year is prorated if the director is elected at a time other than the date of the annual meeting of stockholders. The exercise price of these non-qualified stock options is equal to the fair market value of Solutia common stock on the date of the grant. The stock options generally become exercisable in three equal annual installments. The stock options have a term of ten years but terminate two years after a director's board service ends for any reason, if earlier.

Non-employee directors received options as follows in 2000:

---------------------------------------------------------------------------------------------------------------
                                                                     Number of Shares            Exercise
               Director                            Date                Under Option               Price
---------------------------------------------------------------------------------------------------------------
  Messrs. Blakely, Hatfield, Jenkins,            4/26/00               2,000 shares              $13.532
     Metz, Mulcahy, Potter, and
     Ruckelshaus, and Dr. Slaughter
---------------------------------------------------------------------------------------------------------------
  Ms. Narodick                                   10/23/00              9,167 shares              $11.719
---------------------------------------------------------------------------------------------------------------

Mr. Potter's option was forfeited upon his retirement from the Board.

Non-employee directors do not have a retirement plan, nor do they participate in Solutia's benefit plans. They are, however, covered under Solutia's business travel accident insurance policy while traveling on Solutia's business.

Because non-employee directors are required to take at least half of their annual retainer in the form of deferred common stock, they will have an ever increasing stake in Solutia. Therefore, the board has not considered it necessary to adopt a stock ownership requirement for non-employee directors.

OWNERSHIP OF SOLUTIA COMMON STOCK

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows Solutia common stock owned beneficially by Solutia's directors and executive officers, including deferred shares credited to the account of each non-employee director, as of December 31, 2000. In general, "beneficial ownership" includes those shares a person has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, each person has sole voting and investment power over his or her shares.

  -------------------------------------------------------------------------------------------------------------------
                                               Shares of Common Stock            Shares Underlying
                                                 Beneficially Owned             Options Exercisable
                 Name                                 (a)(b)(c)                 Within 60 Days (d)            Total
  -------------------------------------------------------------------------------------------------------------------
  Karl R. Barnickol                                     128,007(e)                     257,121                385,128
  -------------------------------------------------------------------------------------------------------------------
  Robert T. Blakely                                       4,515                         11,333                 15,848
  -------------------------------------------------------------------------------------------------------------------
  Robert A. Clausen                                     106,544                        259,237                365,781
  -------------------------------------------------------------------------------------------------------------------
  Paul H. Hatfield                                       16,427                         11,333                 27,760
  -------------------------------------------------------------------------------------------------------------------
  John C. Hunter III                                    297,147                        362,614                659,761
  -------------------------------------------------------------------------------------------------------------------
  Robert H. Jenkins                                       9,197(f)                      11,333                 20,530
  -------------------------------------------------------------------------------------------------------------------
  Frank A. Metz, Jr.                                      6,302                         11,333                 17,635
  -------------------------------------------------------------------------------------------------------------------
  Michael E. Miller                                     139,518(g)                     404,408                543,926
  -------------------------------------------------------------------------------------------------------------------
  J. Patrick Mulcahy                                      6,224                          3,166                  9,390
  -------------------------------------------------------------------------------------------------------------------
  Sally G. Narodick                                       1,356                             --                  1,356
  -------------------------------------------------------------------------------------------------------------------
  Robert G. Potter                                      247,219(h)                   1,112,477              1,359,696
  -------------------------------------------------------------------------------------------------------------------
  William D. Ruckelshaus                                 11,949(i)                      11,333                 23,282
  -------------------------------------------------------------------------------------------------------------------
  John B. Slaughter                                       6,315(j)                      11,333                 17,648
  -------------------------------------------------------------------------------------------------------------------
  Robert B. Toth                                         31,065(k)                      64,246                 95,311
  -------------------------------------------------------------------------------------------------------------------
  All directors and executive
    officers (19 persons)                             1,229,644(l)                   3,074,359              4,304,003
  -------------------------------------------------------------------------------------------------------------------

(a) The number of shares shown includes shares held under the Solutia Inc. Savings and Investment Plan ("SIP"): Mr. Hunter, 32,295; Mr. Barnickol, 30,496; Mr. Clausen, 3,725; Mr. Miller, 12,428; Mr. Toth, 5,032; and
    directors and executive officers as a group, 132,674. Executive officers have sole discretion over voting shares held under SIP and, within limitations provided by SIP, sole discretion over investment of shares. Shares are voted by the trustees of SIP in accordance with instructions from participants. If the trustees do not receive instructions as to the voting of particular shares, the shares are voted in proportion to instructions actually received from other participants in SIP.

(b) The number of shares shown includes deferred shares credited to the account of each non-employee director, as follows: Mr. Blakely, 4,515 shares; Mr. Hatfield, 9,027 shares; Mr. Jenkins, 9,027 shares; Mr. Metz, 4,515 shares; Mr. Mulcahy, 5,224 shares; Ms. Narodick, 1,356 shares; Mr. Potter, 4,238 shares; Mr. Ruckelshaus, 9,027 shares; and Dr. Slaughter, 4,515 shares. As noted under "Compensation of Directors" on page 9, a minimum of half of a non-employee director's annual retainer is credited to the director's deferred stock account and is paid in stock as soon as practicable following the termination of the director's service on the board. The non-employee directors have no current voting or investment power over these deferred shares.

(c) The number of shares shown includes restricted stock granted under the Solutia Inc. 1997 Stock-Based Incentive Plan in payment of awards earned under the Solutia Inc. 1998-1999 Long-Term Incentive Plan, as follows: Mr. Hunter, 207,698 shares; Mr. Barnickol, 58,047 shares;

    Mr. Clausen, 62,691 shares; Mr. Miller, 82,233 shares; and Mr. Toth, 25,033 shares; and directors and executive officers as a group, 587,712. With respect to these shares, executive officers have sole voting power but no current investment power.

(d) The shares shown represent stock options granted under Solutia's incentive plans, including stock options resulting from the conversion of Monsanto Company stock options at the time of the spinoff of Solutia by Monsanto Company in 1997.

(e) The number of shares shown for Mr. Barnickol includes 1,778 shares owned jointly by Mr. Barnickol and his wife.

(f) The number of shares shown for Mr. Jenkins includes 170 shares owned jointly by Mr. Jenkins and his wife.

(g) The number of shares shown for Mr. Miller includes 44,856 shares with respect to which Mr. Miller shares voting and investment power.

(h) The number of shares shown for Mr. Potter includes 6,520 shares owned by Mr. Potter's wife. Mr. Potter expressly disclaims beneficial ownership of these shares.

(i) The number of shares shown for Mr. Ruckelshaus includes 500 shares owned jointly by Mr. Ruckelshaus and his wife.

(j) The number of shares shown for Dr. Slaughter includes 137 shares owned by Dr. Slaughter's wife. Dr. Slaughter expressly disclaims beneficial ownership of these shares.

(k) The number of shares shown for Mr. Toth includes 662 shares under contract through Solutia's Employee Stock Purchase Plan.

(l) The number of shares shown for all directors and executive officers as a group includes:

     - 1,526 shares owned by members of the households of executive officers not named above; beneficial ownership of 1,500 of these is expressly disclaimed; and

     - 1,262 shares under contract through Solutia's Employee Stock Purchase Plan to an executive officer not named above.

The total share holdings reported above for all directors and executive officers as a group equal approximately 4.2% of the number of shares of Solutia common stock outstanding on December 31, 2000. Mr. Potter's total share holdings equal approximately 1.3%.

OWNERSHIP BY OTHERS

The following table shows all persons or entities that Solutia knows were "beneficial owners" of more than five percent of Solutia common stock on December 31, 2000.

                                                    Amount and Nature of
                                                   Beneficial Ownership of            Percent
 Name and Address of Beneficial Owner               Company Common Stock              of Class
 ------------------------------------              -----------------------            --------
FMR Corp.                                                12,185,610(a)                11.769%
82 Devonshire Street
Boston, Massachusetts 02109

(a) This information is based on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. on behalf of itself, two wholly-owned subsidiaries of FMR, certain FMR shareholders, and Fidelity International Limited. Fidelity Management & Research Company, one of these subsidiaries, is the beneficial owner of 9,562,900 of these shares (9.236% of Solutia's common stock). This subsidiary, and FMR through its control of this subsidiary, each have sole power to dispose of 9,562,900 shares but no sole or shared power to vote or direct the voting of these shares. Through its control of Fidelity Management Trust Company, FMR has sole power to dispose of 2,490,610 shares and sole power to vote or direct the voting of 2,470,610 shares. Fidelity International Limited has sole power to dispose of, and sole power to vote, 132,100 shares.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

REPORT OF THE EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

The Executive Compensation and Development Committee of the Board of Directors is comprised of three directors who are not, and have never been, employees of Solutia. The committee establishes compensation policy for Solutia and administers the compensation program for Solutia's senior management, including its executive officers.

In 1999, Solutia engaged the services of a nationally recognized compensation consulting firm to assist in reviewing Solutia's overall compensation structure and in determining appropriate changes to the compensation program for Solutia's executive officers. The consulting firm provided information on base salary levels, annual bonus levels, and long-term incentives at a broad group of companies (the "survey group"). The survey group included companies represented in the S&P specialty and diversified chemicals indices as well as other industrial companies. Based on this comparative pay data, financial parameters that the committee considered critical to the achievement of Solutia's profitable growth, and the compensation-related objectives that the committee wished to foster, the committee approved the program that is described below.

Policies and Objectives

The committee's objectives reflected in Solutia's compensation programs, including its executive compensation program described below were to:

     - achieve a successful "one enterprise" culture focused on stockholder value and profitable long-term growth;

     - recognize business unit and site accomplishments;

     - focus and reward employees based on three key measures of Solutia's success: revenue growth, earnings growth, and cash management; and

     - build an ownership mentality throughout Solutia.

The three key components of Solutia's executive compensation program are:

     - base salary;

     - annual incentive compensation; and

     - long-term incentive compensation.

The intention is to maintain base salaries for the executives named in the Summary Compensation Table and other members of senior management at approximately the 50th percentile of companies of comparable size in the survey group. Annual incentive awards and long-term incentive compensation for 2000 through 2002 are also targeted at about the 50th percentile.

Annual Incentive Program

The annual incentive program for senior management, including the chief executive officer, and all other management level employees provides for awards to be determined shortly after the end of the year being measured. The annual plan in effect in 2000 provided that:

     - threshold levels of revenue growth and operating margins had to be attained in order for the plan to be funded;

     - funding would be adjusted up or down using a working capital factor;

     - actual awards would depend principally upon achieving revenue growth, operating margin, and working capital targets set at the beginning of 2000; and

     - the committee would have discretion to adjust awards based on enterprise results measured against targets, business unit accomplishments, and an individual's personal performance as measured against his or her particular responsibilities.

Long-Term Incentive Program

For the executive officers, including the chief executive officer, and certain other members of senior management, the 2000-2002 long-term incentive program has two components:

     - a long-term incentive opportunity based upon cumulative enterprise results for the 2000-2002 performance period; and

     - a non-qualified stock option grant.

Together these two components were designed to result in long-term compensation at the 50th percentile of companies of comparable size in the survey group, assuming performance at target levels.

2000-2002 LONG-TERM INCENTIVE OPPORTUNITY. This opportunity is designed to focus senior management on the financial performance required for Solutia's long-term profitable growth. Awards will depend principally upon achieving cumulative revenue growth, earnings per share, and free cash flow targets for the three-year period 2000-2002. Threshold levels of revenue growth, cumulative earnings per share, and cumulative free cash flow must be achieved for awards to be earned. The committee has discretion to adjust awards. Awards, if any, are to be paid in cash by the end of March 2003.

STOCK OPTIONS. In July 2000, approximately 800 management level employees received stock option grants. The size of the grant to each employee was based upon both the employee's level of responsibility and his or her individual performance. This represents a move away from granting options solely on the basis of a grade level table.

The stock options granted in July 2000 have a ten-year term and an exercise price equal to $14.032, the fair market value of a share of Solutia common stock on the option grant date. The options granted to senior management, including the chief executive officer, become exercisable on the earlier of the achievement of four pre-established increases in the fair market value of Solutia's common stock or on the ninth anniversary of the option grant date. Options granted to other management level employees generally become exercisable in thirds on each of the first three anniversaries of the stock option grant date.

Compensation for 2000

Effective January 1, 2000, the committee increased Mr. Hunter's base salary to an annual rate of $700,000. This increase was consistent with the stated policy of maintaining base salaries for executive officers at approximately the 50th percentile for companies of comparable size in the survey group.

Threshold levels of revenue growth and operating margin under the annual incentive plan for 2000 were not achieved. Therefore, Mr. Hunter and three of the other named executive officers did not receive an annual incentive award for the 2000 performance year. Mr. Toth, Vice President and General Manager of Solutia's Resins and Additives business received a special recognition bonus as the result of the successful integration of the Vianova Resins acquisition, which exceeded acquisition model targets.

On July 6, 2000, as part of the general grant of stock options to management level employees, Mr. Hunter received a non-qualified stock option to buy 95,000 shares of Solutia common stock. The committee considered the company's performance and the operating environment in determining the size of this grant.

Deductibility of Executive Compensation

The committee is complying with the requirements of Section 162(m) of the Internal Revenue Code with respect to options and annual and long-term incentive plans to avoid losing tax deductibility for compensation in excess of $1,000,000 paid to one or more of the executive officers named in the Summary Compensation Table.

Management Stock Ownership Requirements

The committee and management believe that the financial well-being of senior executives should be linked to the creation of stockholder value. Therefore, the committee has implemented stock ownership requirements for all executive officers and most other members of senior management. Stock ownership requirements are as follows:

     - six times base salary for the chief executive officer and the vice chairman;

     - three times base salary for the three senior vice presidents; and

     - two times base salary for all other senior managers who have stock ownership requirements.

These requirements must be achieved in accordance with the following schedule:

     - 25% within two years of election;

     - 50% within three years of election; and

     - 100% within five years of election.

Restricted stock and shares held through Solutia's 401(k) plan count toward achievement of these requirements as do shares held by the executive directly or in a trust. Unexercised stock options do not count. All of the named executive officers have achieved at least the 50% level.

EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

Paul H. Hatfield, Chairman
Robert H. Jenkins
Frank A. Metz, Jr.

SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------

                                             Annual Compensation
                            -----------------------------------------------------
              (a)               (b)          (c)            (d)           (e)
                                                                         Other
                                                                        Annual
           Name and                                                     Compen-
           Principal                        Salary         Bonus        sation
           Position            Year          ($)            ($)           ($)
---------------------------------------------------------------------------------
    J. C. Hunter III           2000        700,000             -0-      -0-
    Chairman, President,       1999        508,333             -0-      -0-
    Chief Executive            1998        445,834         550,000      -0-
    Officer, and Director
---------------------------------------------------------------------------------
    K. R. Barnickol            2000        275,000             -0-      -0-
    Senior Vice President,     1999        250,000             -0-      -0-
    General Counsel, and       1998        250,000         280,000      -0-
    Secretary
---------------------------------------------------------------------------------
    R. A. Clausen              2000        300,000             -0-      -0-
    Senior Vice President      1999        270,000             -0-      -0-
    and Chief Financial        1998        270,000         300,000      -0-
    Officer
---------------------------------------------------------------------------------
    M. E. Miller               2000        475,000             -0-      -0-
    Vice Chairman,             1999        383,333             -0-      -0-
    Chief Operating            1998        325,000         360,000      -0-
    Officer, and Director
---------------------------------------------------------------------------------
    R. B. Toth (4)             2000        205,000         125,000      -0-
    Vice President and         1999        172,500          60,000      -0-
    General Manager,
    Resins and Additives
---------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                      Long-Term Compensation
                             -----------------------------------------
                                       Awards              Payouts
                             -----------------------------------------
              (a)                (f)          (g)            (h)          (i)

                             Restricted    Securities                   All Other
           Name and             Stock      Underlying        LTIP        Compen-
           Principal           Awards       Options        Payouts       sation
           Position            ($)(1)         (#)           ($)(2)       ($)(3)
----------------------------------------------------------------------------------
    J. C. Hunter III           -0-           95,000             -0-       57,609
    Chairman, President,       -0-          120,000       2,862,500       88,895
    Chief Executive            -0-              -0-             -0-       86,002
    Officer, and Director
---------------------------------------------------------------------------------
    K. R. Barnickol            -0-           22,500             -0-       40,279
    Senior Vice President,     -0-           25,000         800,000       43,048
    General Counsel, and       -0-              -0-             -0-       40,378
    Secretary
---------------------------------------------------------------------------------
    R. A. Clausen              -0-           22,500             -0-       34,036
    Senior Vice President      -0-           25,000         864,001       43,912
    and Chief Financial        -0-              -0-             -0-       41,547
    Officer
---------------------------------------------------------------------------------
    M. E. Miller               -0-           65,000             -0-       80,434
    Vice Chairman,             -0-           50,000       1,133,340       64,842
    Chief Operating            -0-              -0-             -0-       38,369
    Officer, and Director
---------------------------------------------------------------------------------
    R. B. Toth (4)             -0-           18,000             -0-       12,838
    Vice President and         -0-           12,000         345,000       13,918
    General Manager,
    Resins and Additives
---------------------------------------------------------------------------------

(1) On December 31, 2000, the named executive officers owned the restricted shares shown in the table below. All of these restricted shares are attributable to the 1998-1999 Long-Term Incentive Plan payouts described in footnote (2) below. Dividends are paid on the restricted shares at the same rate paid to all Solutia's shareholders. The market value is based on the closing price of Solutia's common stock on December 31, 2000, which was $12.00.

      ----------------------------------------------------------------------------------------------------------------
                                  Mr. Hunter      Mr. Barnickol      Mr. Clausen        Mr. Miller         Mr. Toth
      ----------------------------------------------------------------------------------------------------------------
        Number of Shares           207,698            58,047            62,691            82,233            25,033
      ----------------------------------------------------------------------------------------------------------------
        Market Value on           $2,492,376         $696,564          $752,292          $986,796          $300,396
           December 31, 2000
      ----------------------------------------------------------------------------------------------------------------

(2) The figures for 1999 represent awards earned under the Solutia Inc. 1998-1999 Long-Term Incentive Plan. On February 25, 2000, awards for Messrs. Hunter, Barnickol, Clausen, Miller, and Toth were paid in the form of shares of Solutia common stock restricted against sale or other disposition until the earliest of December 31, 2004, the executive's retirement, death, total and permanent disability, or involuntary termination other than for cause, or a change of control. The number of shares was determined by dividing the dollar amount of the executive's award by the average of the high and low trading prices for Solutia's common stock for the three days immediately preceding the payment date.

(3) Amounts shown for 2000 include:

     - contributions to thrift/savings plans, as follows: Mr. Hunter, $33,600; Mr. Barnickol, $13,200; Mr. Clausen, $14,400; Mr. Miller, $22,800; and Mr. Toth, $12,720;

     - split dollar life insurance premiums, as follows: Mr. Hunter, $23,891; Mr. Barnickol, $26,961; Mr. Clausen, $19,518; and Mr. Miller, $53,293.

     - cost of executive travel accident protection for each executive officer named in this table: $118; and

     - for Mr. Miller, the $4,223 in "above-market interest" (as defined by the Securities and Exchange Commission) credited to his Solutia Inc. Deferred Compensation Plan account.

(4) Mr. Toth became an executive officer of Solutia on December 22, 1999. Therefore, under Securities and Exchange Commission rules, his compensation for 1998 is not included in this table.

OPTION GRANTS IN 2000

---------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Grant
                                            Individual Grants(1)                                               Date Value
---------------------------------------------------------------------------------------------------------------------------
    (a)                                               (b)            (c)            (d)            (e)            (f)
                                                   Number of      % of Total
                                                  Securities     Options/SARs
                                                  Underlying      Granted to    Exercise or                    Grant Date
                                                Options Granted  Employees in    Base Price     Expiration   Present Value
    Name                                            (#)(2)       Fiscal Year     ($/Share)         Date          ($)(3)
---------------------------------------------------------------------------------------------------------------------------
    J. C. Hunter III                                95,000           5.04          14.032         7/5/10        536,750
---------------------------------------------------------------------------------------------------------------------------
    K. R. Barnickol                                 22,500           1.19          14.032         7/5/10        127,125
---------------------------------------------------------------------------------------------------------------------------
    R. A. Clausen                                   22,500           1.19          14.032         7/5/10        127,125
---------------------------------------------------------------------------------------------------------------------------
    M. E. Miller                                    65,000           3.45          14.032         7/5/10        367,250
---------------------------------------------------------------------------------------------------------------------------
    R. B. Toth                                      18,000           0.95          14.032         7/5/10        101,700
---------------------------------------------------------------------------------------------------------------------------

(1) All Solutia management stock options have a minimum one-year holding period, except in the event of a change of control. They expire ten years from the grant date unless forfeited earlier. They all carry stock tax withholding rights.

(2) These options were granted on July 6, 2000, under the Solutia Inc. 1997 Stock-Based Incentive Plan. The exercise price of $14.032 was the fair market value per underlying share on the grant date. These options become exercisable in accordance with the following schedule:

----------------------------------------------------------------------------
       Percentage Increase in
        Fair Market Value of
        Company Common Stock                    Percentage of Option
       from Option Grant Date                       Exercisable
----------------------------------------------------------------------------
                 20                                      25
----------------------------------------------------------------------------
                 30                                      50
----------------------------------------------------------------------------
                 50                                      75
----------------------------------------------------------------------------
                 75                                     100
----------------------------------------------------------------------------

    The required increases in fair market value shown above must be maintained for a period of ten consecutive trading days in order for the respective percentages of the options to become exercisable. To avoid variable accounting treatment, these options become exercisable on the ninth anniversary of the option grant date even if the required percentage increases in fair market value have not been achieved.

(3) In accordance with rules of the Securities and Exchange Commission, we have chosen the Black-Scholes option pricing model to estimate the grant date present value of the options shown in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. There is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of Solutia's stock price. The following assumptions were made for purposes of calculating the original grant date present value: an option life of five years, volatility of 34%, a dividend yield of 0.2%, and a risk-free interest rate of 6%.

AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

----------------------------------------------------------------------------
               (a)                      (b)                    (c)

                                       Shares
                                    Acquired on           Value Realized
               Name                 Exercise (#)               ($)
----------------------------------------------------------------------------
    J. C. Hunter III                      -0-                    -0-
----------------------------------------------------------------------------
    K. R. Barnickol                    27,038               192,078 (2)
----------------------------------------------------------------------------
    R. A. Clausen                         -0-                    -0-
----------------------------------------------------------------------------
    M. E. Miller                          -0-                    -0-
----------------------------------------------------------------------------
    R. B. Toth                            -0-                    -0-
----------------------------------------------------------------------------

------------------------------  -----------------------------------------------
               (a)                        (d)
                                       Number of                  (e)
                                       Securities               Value of
                                       Underlying             Unexercised
                                      Unexercised             In-the-Money
                                   Options at FY-End       Options at FY-End
                                          (#)                    ($)(1)
                                -----------------------------------------------
                                      Exercisable/            Exercisable/
               Name                  Unexercisable           Unexercisable
------------------------------  -----------------------------------------------
    J. C. Hunter III                362,614/255,000              85,917/0
----------------------------------------------------------------------------
    K. R. Barnickol                  257,121/60,000             926,428/0
----------------------------------------------------------------------------
    R. A. Clausen                    259,237/60,000             330,747/0
----------------------------------------------------------------------------
    M. E. Miller                    404,408/127,500           1,005,718/0
----------------------------------------------------------------------------
    R. B. Toth                        64,246/36,000              39,587/0
----------------------------------------------------------------------------

(1) These year-end values represent the difference between (a) the fair market value of the Solutia common stock underlying the options on December 31, 2000, and (b) the exercise prices of the options. "In-the-money" means that the fair market value of the underlying stock is greater than the option's exercise price on the valuation date.

(2) This amount reflects the fair market value of the shares Mr. Barnickol received on the exercise date minus the exercise price.

In accordance with regulations of the Securities and Exchange Commission, the following table shows a range of potential awards to named executive officers under the Solutia Inc. Long-Term Incentive Plan for the 2000-2002 performance period. No payments were actually made in 2000 under this plan. Furthermore, there is no assurance that Solutia will achieve cumulative three-year results that would lead to any payments under the plan.

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR
(for possible payout in 2003)

-------------------------------------------------------------------------
                              Number of             Performance or
                          Shares, Units, or       Other Period Until
                            Other Rights            Maturation or
            Name               (#)(1)                   Payout
            (a)                  (b)                     (c)
-------------------------------------------------------------------------
    J. C. Hunter III             N/A              1/1/00 - 12/31/02
-------------------------------------------------------------------------
    K. R. Barnickol              N/A              1/1/00 - 12/31/02
-------------------------------------------------------------------------
    R. A. Clausen                N/A              1/1/00 - 12/31/02
-------------------------------------------------------------------------
    M. E. Miller                 N/A              1/1/00 - 12/31/02
-------------------------------------------------------------------------
    R. B. Toth                   N/A              1/1/00 - 12/31/02
-------------------------------------------------------------------------

------------------------  -----------------------------------------------------------

                          Estimated Future Payouts Under Non-Stock Price-Based Plans
                          -----------------------------------------------------------
                          -----------------------------------------------------------
                               Threshold            Target              Maximum
            Name                  ($)                 ($)                 ($)
            (a)                   (d)                 (e)                 (f)
------------------------  -----------------------------------------------------------
    J. C. Hunter III           2,625,000           5,250,000           15,750,000
---------------------------------------------------------------------------------
    K. R. Barnickol              412,500             825,000            2,475,000
---------------------------------------------------------------------------------
    R. A. Clausen                450,000             900,000            2,700,000
---------------------------------------------------------------------------------
    M. E. Miller               1,068,750           2,137,500            6,412,500
---------------------------------------------------------------------------------
    R. B. Toth                   230,625             461,250            1,383,750
---------------------------------------------------------------------------------

(1) Early in 2000, long-term incentive opportunities were established for executives chosen to participate in the Solutia Inc. Long-Term Incentive Plan during the 2000-2002 performance period. Actual awards, if any, for this performance period, will be based on a percentage of the executive's aggregate base salary during the performance period. Actual awards will depend principally on achievement of cumulative net income, free cash flow, and revenue growth targets for the three-year performance period. Threshold levels of cumulative net income, free cash flow, and revenue growth must be achieved for any awards to be earned. The amount of any award is subject to the discretion of the Executive Compensation and Development Committee. Actual awards, if any, will be determined and paid in cash during the first quarter of 2003. The potential threshold, target, and maximum awards shown in the table above are calculated on the assumption that salary for each of the three years in the performance period is the same as the executive's salary for the year 2000 shown in the Summary Compensation Table on page 15.

PENSION PLANS

The named executive officers are eligible for benefits payable under the defined benefit pension plans applicable to Solutia's regular full-time employees. An executive's benefits are based on his service with the former Monsanto Company (now known as Pharmacia Corporation) prior to the spinoff of Solutia and service with Solutia since the spinoff. Solutia's defined benefit pension plans consist of two accounts: a "Prior Plan Account" and a "Cash Balance Account."

     - The opening balance of the Prior Plan Account was the lump sum value of the executive's December 31, 1996, monthly retirement benefit earned prior to January 1, 1997, under Monsanto's defined benefit pension plans, calculated using the assumption that the monthly benefit would be payable at age 55 with no reduction for early payment. The formula used to calculate the opening balance was the greater of 1.4% of average final compensation multiplied by years of service, without reduction for Social Security or other offset amounts, or 1.5% of average final compensation multiplied by years of service, less a 50% Social Security offset. Average final compensation for purposes of determining the opening balance was the greater of (1) average compensation received during the 36 months of employment with Monsanto prior to 1997 or (2) average compensation received during the highest three of the five calendar years of employment with Monsanto prior to 1997. For each year of the executive's continued employment with Solutia (including all of 1997), the executive's Prior Plan Account increases by 4% to recognize that prior plan benefits would have grown as a result of pay increases.

     - For each year during which the executive is employed by Solutia, 3% of annual compensation in excess of the Social Security wage base and a percentage, based on age, of annual compensation (salary and annual bonus) is credited to the Cash Balance Account. The applicable percentages and age ranges are: 3% before age 30, 4% for ages 30 to 39, 5% for ages 40 to 44, 6% for ages 45 to 49, and 7% for age 50 and over. In addition, the Cash Balance Account of executives who earned benefits under Monsanto's defined benefit pension plans before 1997 are credited each year (for up to ten years based on prior years of service with Monsanto before 1997) during which the executive is employed by Solutia (including all of 1997) with an amount equal to a percentage (based on age) of annual compensation. The applicable percentages and age ranges are: 2% before age 30, 3% for ages 30 to 39, 4% for ages 40 to 44, 5% for ages 45 to 49, and 6% for age 50 and over.

The estimated annual benefits payable as a single life annuity beginning at age 65 (assuming that each executive officer remains employed by the company until age 65 and receives 4% annual compensation increases) are as follows: Mr. Hunter, $665,837; Mr. Barnickol, $274,422; Mr. Clausen, $374,449; Mr. Miller, $502,900; and Mr. Toth, $269,076.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Each executive officer named in the Summary Compensation Table is a party to a change-of-control employment agreement. These agreements become effective upon a "change of control" of Solutia (as defined in the agreements). The agreements provide for the continuing employment of the executive after the change of control on terms and conditions no less favorable than those in effect before the change of control. If the executive's employment is terminated by the company without "cause," or if the executive terminates his own employment for "good reason" (each as defined in the change-of-control employment agreement), the executive is entitled to severance benefits equal to a "multiple" of his annual compensation (including bonus) and continuation of certain benefits for a number of years equal to the multiple. The multiple is three for Messrs. Hunter, Barnickol, Clausen, and Miller, and two for Mr. Toth (or, in either case, the shorter number of years until the executive's normal retirement date). In addition, Messrs. Hunter, Barnickol, Clausen, and Miller are each entitled to receive the severance benefits if he voluntarily terminates his own employment during the 30-day period beginning on the first anniversary of certain changes of control. Finally, each named executive officer is entitled to an additional payment, if necessary, to make him whole as a result of any excise tax imposed by the Internal Revenue Code on certain change-of-control payments (unless the safe harbor below which the excise tax is imposed is not exceeded by more than ten percent, in which event the payments will be reduced to avoid the excise tax).

To maintain continuity of management through a series of major organizational and strategic changes, in January 2001 Solutia entered into a retention agreement with Michael E. Miller, who has been Solutia's vice chairman and chief operating officer. The position of chief operating officer has been eliminated as a result of the recent reorganization of Solutia's management, but under the agreement Mr. Miller agreed to continue as vice chairman through January 23, 2002. He will focus specifically on implementing the $100 million cost saving initiative announced by Solutia in the fourth quarter of 2000, as well as on managing certain portfolio changes and taking appropriate steps for the strategic realignment of Solutia's interests in its joint ventures. Under this agreement, on January 23, 2001, Mr. Miller received a non-qualified performance-based stock option to buy up to 100,000 shares of Solutia common stock at a price of $12.688 per share, the fair market value of a share of Solutia common stock on the grant date. All or part of this option will become exercisable on January 23, 2002, provided that Mr. Miller has been continuously employed by Solutia through that date. The number of shares with respect to which the option will become exercisable will be determined by the Executive Compensation and Development Committee based upon an evaluation of Mr. Miller's performance in implementing the initiative and managing the transactions. Any options that are not exercisable on January 23, 2002 will be forfeited. The agreement also provides for a cash payment of $1.1 million following completion of this assignment in addition to Mr. Miller's normal compensation as vice chairman. The Executive Compensation and Development Committee has discretion to substitute vesting of a portion of the stock option for a portion of the cash payment. If Mr. Miller becomes entitled to a payment under the change-of-control agreement described in the previous paragraph, he will not be entitled to the cash payment provided for by the retention agreement.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return to stockholders (stock price appreciation plus reinvested dividends) on Solutia's common stock with the cumulative total return on each of three indices: the Standard & Poor's ("S&P") 500 Index, the S&P Chemicals (Diversified) Index, and the S&P Chemicals (Specialty) Index. We have chosen to compare Solutia's performance with that of these two chemicals indices because Solutia has a diversified portfolio of products, including a large number of specialty chemicals. The graph assumes that:

     - you invested $100 in Solutia common stock and in each of the indices at the closing price on August 20, 1997 (the date on which Solutia common stock began trading on the New York Stock Exchange);

     - all dividends were reinvested; and

     - you continued to hold your investment through December 31, 2000.

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------------------------------
                                      Aug-97      Dec-97      Jun-98      Dec-98      Jun-99      Dec-99      Jun-00      Dec-00
-----------------------------------------------------------------------------------------------------------------------------------
    Solutia Inc.                        100         124         134         104          99          72          64          56
-----------------------------------------------------------------------------------------------------------------------------------
    S&P 500(R)                          100         104         123         134         150         162         161         147
-----------------------------------------------------------------------------------------------------------------------------------
    S&P(R) Chemicals (Diversified)      100          95         121         102          94          88          98         109
-----------------------------------------------------------------------------------------------------------------------------------
    S&P(R) Chemicals (Speciality)       100         105          95          90         118          99          85          88
-----------------------------------------------------------------------------------------------------------------------------------

RELATIONSHIPS AND TRANSACTIONS

On January 3, 2000, Mr. Timothy M. Potter, the son of Mr. Robert G. Potter, a former chairman and chief executive officer of Solutia, and a director until December 31, 2000, purchased Kimsway Company Inc., a company with an established business relationship with Solutia. In 2000, Solutia paid Kimsway approximately $247,500 for supplies, tickets, and administrative services for business entertainment. We anticipate that Solutia will pay Kimsway approximately $318,000 for similar goods and services in 2001.

Mr. Robert T. Blakely, a director of Solutia, is executive vice president and chief financial officer of Lyondell Chemical Company. He also serves on the Partnership Governance Committee of Equistar Chemicals LP, a Delaware limited partnership 41% owned by Lyondell, and on the committee of the Partnership Governance Committee that deals with executive compensation. Solutia purchases propylene and minor quantities of other raw materials from Equistar. Propylene, a commodity petrochemical, is a raw material used to produce Solutia's nylon and acrylic fiber products. Solutia's propylene purchases from Equistar are under a long-term contract, negotiated prior to Mr. Blakely's employment by Lyondell. During 2000, Solutia's purchases from Equistar, primarily for propylene, totaled approximately $206 million. Purchases in 2001 are projected to be in a range of $180 million to $205 million. In addition, Equistar owns a production facility located at Solutia's plant in Alvin, Texas. This facility receives support services from Solutia. Equistar paid Solutia approximately $16 million for these services in 2000 and a similar amount is expected in 2001. Solutia's Board of Directors has reviewed these arms length commercial transactions and concluded that they will not interfere with Mr. Blakely's exercise of independent judgment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROXY ITEM NO. 2)

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board of Directors is comprised of four directors who are independent and financially literate within the meaning of the New York Stock Exchange rules regarding audit committees. In its role as an audit committee, the committee reviews and monitors Solutia's internal controls, financial reports, and accounting practices as well as the scope and extent of the audits performed by Solutia's auditors. In addition, the committee recommends to the full board the selection of Solutia's principal independent auditors, and it approves in advance all significant audit and non-audit services provided by Solutia's principal independent auditors, Deloitte & Touche LLP.

Management has primary responsibility for Solutia's financial statements and the overall reporting process, including Solutia's system of internal controls. Deloitte audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects Solutia's financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. Deloitte also discusses with the committee any issues Deloitte believes the committee should consider. The committee has reviewed Solutia's audited consolidated financial statements for the fiscal year ended December 31, 2000, and discussed them with both management and Deloitte.

The committee has also discussed with Deloitte the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The committee has received and reviewed the written disclosures and the letter from Deloitte required by Independence Standard No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed with Deloitte its independence from Solutia. In addition, the committee has considered whether the provision of the non-audit services that it has approved, including information technology consulting services relating to financial information systems design and implementation, is compatible with maintaining Deloitte's independence.

Based on these reviews and discussions, the committee has recommended to Solutia's Board of Directors that Solutia's audited consolidated financial statements be included in Solutia's Annual Report on Form 10-K for the year ended December 31, 2000, and filed with the U.S. Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE

Frank A. Metz, Jr., Chairman
Robert T. Blakely
J. Patrick Mulcahy
John B. Slaughter

AUDIT FEES

The following table displays the aggregate fees billed to Solutia for the fiscal year ended December 31, 2000, by Solutia's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

----------------------------------------------------------------------------
  Audit Fees                                          $855,389
----------------------------------------------------------------------------
  Financial Information Systems
     Design and Implementation Fees                   $628,957
----------------------------------------------------------------------------
  All Other Fees                                     $2,400,764
----------------------------------------------------------------------------

REQUEST FOR RATIFICATION

We are asking you to ratify the Board's appointment of Deloitte & Touche LLP as principal independent auditors to examine the consolidated financial statements of the company and its subsidiaries for the year 2001. The Audit and Finance Committee recommended the selection of Deloitte to the board. Deloitte was originally appointed to act as Solutia's independent auditors in 1997 when Solutia became an independent entity. Deloitte is knowledgeable about the company's operations and accounting practices and is well qualified to act as auditor.

Although we are not required to seek your approval of this appointment, the board believes it to be sound corporate practice to do so. If you do not ratify the appointment of independent auditors, the Audit and Finance Committee will investigate the reasons for your rejection and the board will reconsider the appointment.

Representatives of Deloitte do not plan to make a formal statement at the annual meeting. However, they will attend the meeting and be available to respond to appropriate questions.

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION
                 OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
               PRINCIPAL INDEPENDENT AUDITORS FOR THE YEAR 2001.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

If you wish to submit proposals for possible inclusion in our 2002 proxy materials, we must receive them on or before November 15, 2001. Proposals should be mailed to:

       Solutia Inc.
       P.O. Box 66760
       St. Louis, Missouri 63166-6760
       Attention: Karl R. Barnickol, Secretary

If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2002 Annual Meeting of Stockholders, our by-laws provide that:

     - You must notify Solutia's Secretary in writing.

     - Your notice must be received at Solutia's world headquarters not earlier than December 26, 2001, and not later than January 25, 2002.

     - Your notice must contain the specific information required in our by-laws. We will send copies of these requirements to any stockholder who writes to us requesting this information.

Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2002 Annual Meeting without submitting them for possible inclusion in our 2002 proxy materials.

                                         KARL R. BARNICKOL
                                         Secretary
March 15, 2001

                                                                      APPENDIX A

AUDIT AND FINANCE COMMITTEE CHARTER

I. Composition of the Audit and Finance Committee: The Audit and Finance Committee of the Board of Directors shall be comprised of at least three directors, each of whom shall not be officers or employees of the Company or have a relationship to the Company that may interfere with the exercise of their independence from management and the Company, and shall satisfy the applicable membership requirements under the rules of the New York Stock Exchange as such requirements are interpreted by the Board of Directors in its business judgment.

II. Purposes of the Audit and Finance Committee: The purposes of the Audit and Finance Committee are to assist the Board of Directors:

        1. in reviewing and monitoring the Company's internal controls, financial reporting and accounting practices to ascertain that they are within acceptable limits of sound practice;

        2. in its oversight of the Company's financial statements and the independent and internal audits of these statements;

        3. in selecting (or nominating the independent auditor to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the independent auditor;

        4.    in evaluating the independence of the independent auditor;

        5. in reviewing and monitoring the financial planning and financial structure of the Company in order that they be in conformance with the Company's requirements for growth and sound operation; and

        6. in rendering advice, counsel and assistance to the Company's financial officers in the execution of their responsibilities.

III. Meetings of the Audit and Finance Committee: The Audit and Finance Committee shall meet four times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and the quarterly financial statements. Minutes of each meeting shall be kept. The Audit and Finance Committee should meet separately at least annually with the director of the internal auditing department and the independent auditor to discuss any matters that the Audit and Finance Committee or any of these persons or firms believe should be discussed privately.

IV. Duties and Powers of the Audit and Finance Committee: To carry out its purposes, the Audit and Finance Committee shall have the following duties and powers:

        1.    with respect to the independent auditor,

              (i) to provide advice to the Board of Directors in selecting, evaluating or replacing the independent auditor;

              (ii) to review in advance the fees charged by the independent auditor for audit and non-audit services;

              (iii) to review with the independent auditor, at the time when the annual audit plan is developed, its scope, purpose and procedures to be included;

              (iv) to review with the independent auditor, on completion of the annual audit, the independent auditor's experience, any restrictions on its work, cooperation received, its findings, and its recommendations;

              (v) to ensure that the independent auditor prepares and delivers annually a Statement as to the independent auditor's independence, to discuss with the independent auditor any relationships or services disclosed in this Statement that may impact the objectivity and independence of the independent auditor and to recommend appropriate action in response to this Statement to satisfy itself of the independent auditor's independence; and

              (vi) to instruct the independent auditor that the independent auditor is accountable to the Board of Directors and Audit and Finance Committee;

        2.    with respect to the internal auditing department,

              (i) to review the appointment and replacement of the director of the internal auditing department;

              (ii) to advise the director of the internal auditing department that he or she is expected to provide to the Audit and Finance Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto; and

              (iii) to review with the internal auditor, at the time when the annual audit plan is developed, its scope, purposes and procedures.

        3. with respect to financial reporting principles and policies and internal controls and procedures,

              (i) to advise management, the internal auditing department and the independent auditor that they are expected to provide to the Audit and Finance Committee a timely analysis of significant financial reporting issues and practices;

              (ii) to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit and Finance Committee by the independent auditor, including reports and communications related to:

                    - deficiencies noted in the audit in the design or operation of internal controls;

                    - consideration of fraud in a financial statement audit;

                    - detection of illegal acts;

                    - the independent auditor's responsibility under generally accepted auditing standards;

                    - significant accounting policies;

                    - management judgments and accounting estimates;

                    - adjustments arising from the audit;

                    - the responsibility of the independent auditor for other
                      information in documents containing audited financial statements;

                    - disagreements with management;

                    - consultation by management with other accountants;

                    - major issues discussed with management prior to retention of the independent auditor;

                    - difficulties encountered with management in performing the audit;

                    - the independent auditor's judgments about the quality of the Company's accounting principles; and reviews of interim financial information conducted by the independent auditor;

              (iii) to meet with management, the director of the internal auditing department and the independent auditor, as appropriate:

                    - to satisfy itself with respect to the independent and
                      internal auditing policies and procedures and the scope and extent of audits to be made;

                     - to satisfy itself as to the professional competency of
                       the Company's controllership and internal audit functions and the quality of their performance in discharging their responsibilities;

                     - to review and discuss the audited financial statements;

                     - to discuss any significant matters arising from any audit or report or communication, whether raised by management, the internal auditing department or the independent auditor, relating to the Company's financial statements;

                     - to review the form of opinion the independent auditor
                       proposes to render to the Board of Directors and shareholders;

                     - to review all major accounting policy matters involved in the preparation of the financial statements;

                     - to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the independent auditor, the internal auditing department or management; and

                     - to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

              (iv) to obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

              (v) to review with management and the independent and internal auditors, their evaluation of the Company's internal controls;

              (vi) to review annually the program that the Company has instituted to correct any control deficiencies noted by the independent or internal auditors in their review;

              (vii) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements and the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

              (viii) to review the results of the Company's annual employee certification of compliance with the Company's Guidelines for Employee Conduct.

        4. with respect to the Company's quarterly financial results, the Chairman of the Audit and Finance Committee, or his/her designee, will review the quarterly financial results, to the extent that he/she deems appropriate, with representatives of management and the independent auditor prior to the release of the financial statements to the public.

        5.    with respect to reporting and recommendations,

              (i) to prepare any report, including any recommendation of the Audit and Finance Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

              (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

              (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit and Finance Committee may deem necessary or appropriate.

        6. with respect to the following matters, and except as specifically authorized by the Board of Directors, the Audit and Finance Committee is to review the Company's recommendations before submission to the Board of Directors for its approval:

              (i) the financial plan of the Company to insure its adequacy and soundness in providing for the Company's operating capital and the capital required for its planned long-term growth;

              (ii) major banking and other major financial relations to insure their adequacy in meeting the Company's long-term requirements;

              (iii) proposed equity and debt offerings and placements as required by the financial plan of the Company; and

              (iv) proposed financial policy for the Company including such matters as the level of dividend payout.

                                                                               ;
 -------------------------------------------------------------------------------

DIRECTIONS TO
ST. LOUIS
MARRIOTT
WEST HOTEL

FROM LAMBERT
INTERNATIONAL AIRPORT:
Take I-70 West
approximately 3 miles
to I-270 South, then 8
miles to the 40/I-64
West exit.                                           [MAP]

FROM DOWNTOWN
ST. LOUIS:
Take Highway 40/I-64
West.

From Highway 40/I-64,
exit Maryville Centre
Drive (exit #23). Go
North 1/8 of a mile. The
St. Louis Marriott West
Hotel will be on the
left. Turn into the
parking lot and follow
the Solutia annual
meeting signs.

                                 [SOLUTIA LOGO]

                         Annual Meeting of Stockholders

                         St. Louis Marriott West Hotel
                           660 Maryville Centre Drive
                           St. Louis, Missouri 63141

                                 April 25, 2001
                                   1:45 P.M.

                                ADMISSION TICKET

SOLUTIA LOGO


                                  SOLUTIA INC.
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               2001 ANNUAL MEETING
            ST. LOUIS MARRIOTT WEST HOTEL, 660 MARYVILLE CENTRE DRIVE
                            ST. LOUIS, MISSOURI 63141
                           APRIL 25, 2001 AT 1:45 P.M.

The undersigned hereby appoints John C. Hunter III, Michael E. Miller, and Karl
R. Barnickol, and each of them, with full power of substitution, proxies to vote all shares of Common Stock of Solutia Inc. that the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders, and any adjournments thereof, as specified upon the matters indicated on the reverse side and in their discretion upon such other matters as may properly come before the meeting.

If the undersigned is a participant in the Solutia Inc. Savings and Investment Plan or the Monsanto Savings and Investment Plan, and this proxy card is received on or prior to April 20, 2001, then this card also provides voting instructions to the trustee of such plan to vote at the 2001 Annual Meeting, and any adjournments thereof, all shares of Common Stock of Solutia held in the undersigned's plan account as specified upon the matters indicated on the reverse side and in its discretion upon such other matters as may properly come before the meeting. If the undersigned is a participant in one of these plans and does not instruct the trustee by April 20, 2001, then the trustee will vote the undersigned's plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocated shares for which instructions have been received, unless to do so would be inconsistent with the trustee's duties.

         Election of directors to a term of three years to expire at the Annual Meeting in 2004 (see reverse). Nominees are: (01) John C. Hunter III,
         (02) Michael E. Miller, (03) William D. Ruckelshaus, and (04) John B. Slaughter.


  /\FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL/\






                PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING
                      YOUR PROXY BY TELEPHONE OR INTERNET.



        IF YOU WILL BE ATTENDING THE MEETING, PLEASE BRING THE ADMISSION
            TICKET PRINTED ON THE BACK COVER OF THE PROXY STATEMENT.

 --------------
|     X        |          PLEASE MARK YOUR VOTE
 --------------           AS IN THIS EXAMPLE.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

-------------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
-------------------------------------------------------------------------------------------------------------------------------

1. Election of            FOR      WITHHELD        2.   Ratification of             FOR      AGAINST      ABSTAIN
   Directors to                                         Deloitte & Touche LLP
   term listed on         [ ]        [ ]                as principal independent
   reverse.                                             auditors for 2001.          [ ]        [ ]           [ ]


   For, except vote withheld from the
   following nominee(s):
   ----------------------------------


                                                           Please sign your name or names exactly as printed
                                                           hereon. When shares are held by joint tenants, both
                                                           should sign. Trustees and other fiduciaries should so
                                                           indicate when signing.


                                                           -----------------------------------------

                                                           -----------------------------------------
                                                           SIGNATURE(S)               DATE


                       /\FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL/\

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                                                            SPACE FOR PIN NUMBER

                                 [SOLUTIA LOGO]

Solutia Inc. encourages you to vote your shares electronically by telephone or through the Internet. This will eliminate the need to return your proxy card.

To vote your shares by telephone or through the Internet, you must use the control numbers printed in the box above, just below the perforation, to access the system.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week up through the day before the meeting.

TO VOTE BY TELEPHONE:
Using a touch-tone phone call Toll-free:       1-877-PRX-VOTE (1-877-779-8683)
From outside the United States, call direct:   1-201-536-8073

TO VOTE BY INTERNET:
Log on to the Internet and go to the website:  HTTP://WWW.EPROXYVOTE.COM/SOI
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

            YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING YOUR SHARES.